UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2008
TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
212-484-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On May 20, 2008, Time Warner Inc., a Delaware corporation (“Time Warner”), entered into a separation agreement (the “Separation Agreement”) with Time Warner Cable Inc., a Delaware corporation (“TWC”), Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc. (“TW NY”), Warner Communications Inc., Historic TW Inc. (“Historic TW”), and American Television and Communications Corporation.
Pursuant to the Separation Agreement, (i) Time Warner will complete certain internal restructuring transactions, (ii) Historic TW, a wholly-owned subsidiary of Time Warner, will transfer the 12.4% interest in TW NY to TWC in exchange for 80 million newly issued shares of TWC Class A Common Stock (the “TW NY Exchange”), (iii) all TWC Class A Common Stock and TWC Class B Common Stock then held by Historic TW will be distributed to Time Warner, (iv) TWC will declare and pay a special cash dividend of approximately $10.9 billion ($10.27 per share of TWC Common Stock) to be distributed pro rata to all holders of TWC Class A Common Stock and TWC Class B Common Stock, resulting in the receipt by Time Warner of approximately $9.25 billion from the dividend immediately prior to the Distribution (as defined below), (v) TWC shall cause to be filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation, pursuant to which, among other things, each of the outstanding shares of Class A Common Stock and Class B Common Stock shall be automatically converted into one share of common stock, par value $.01 per share (the “TWC Common Stock”), and (vi) Time Warner will distribute all the issued and outstanding shares of TWC Common Stock then held by Time Warner to its stockholders as: (a) a pro rata dividend in a spin-off, (b) as an exchange offer in a split-off, or (c) a combination thereof (the “Distribution”) ((i) to (vi) collectively, the “Transactions”). Time Warner has not yet made a decision as to the form of the Distribution.
Upon consummation of the Transactions, Time Warner’s stockholders and/or former stockholders will hold approximately 85.2% of the TWC Common Stock, and TWC’s stockholders other than Time Warner will hold approximately 14.8% of the TWC Common Stock issued and outstanding.
The Separation Agreement contains customary covenants, as well as covenants that require (i) Time Warner (or its subsidiaries) to refrain from selling, disposing or pledging its interest in TW NY’s non-voting common stock or TWC Class B Common Stock, (ii) TWC, subject to certain exceptions, to refrain from making certain changes to its capital structure without the prior written consent of Time Warner, (iii) TWC to use its best efforts to arrange for one or more credit facilities in an aggregate principal amount of at least $9.0 billion to finance, in part, the special dividend, and (iv) TWC to use its reasonable best efforts to cause all shares of TWC Common Stock issued to Time Warner as a result of the Transactions to be accepted for listing on the New York Stock Exchange.
Consummation of the Transactions is subject to customary closing conditions, including customary regulatory reviews and local franchise approvals, the receipt of a favorable ruling from the Internal Revenue Service that the Transactions will generally qualify as tax-free for Time Warner and Time Warner’s stockholders, the receipt of certain tax opinions and the entry into the Bridge Facility and the Supplemental Facility (each as defined below). Time Warner and TWC currently expect the Transactions to be consummated by the end of 2008.
The Separation Agreement may be terminated at any time by the mutual consent of the parties to the Separation Agreement. In addition, if the TW NY Exchange does not occur prior to March 31, 2009, the Separation Agreement will automatically terminate. The Separation Agreement may also be terminated by Time Warner or TWC if, prior to the payment of the special dividend by TWC there is a material adverse effect (as defined in the Separation Agreement) on TWC or if, after the TW NY Exchange, there is a permanent injunction or other similar governmental order preventing the consummation of the Transactions and such injunction or governmental order is final and not subject to appeal or review.
In addition to, and concurrently with, the Separation Agreement, Time Warner and TWC have entered into a Second Amended and Restated Tax Matters Agreement (the “Tax Matters Agreement”). Pursuant to the Tax Matters Agreement, for any taxable year (or portion thereof) in which TWC and its subsidiaries are included in the Time Warner consolidated group for federal income tax purposes, TWC has agreed to make periodic payments, subject to specified adjustments, to Time Warner based on a pro forma tax return reflecting the applicable federal income tax liability that TWC would have had for each taxable period if TWC had never been included in the Time Warner consolidated group. Similar provisions apply to foreign, state and local taxes.
The Tax Matters Agreement also requires TWC to indemnify Time Warner for any taxes resulting from the failure of any of the Transactions to qualify as tax-free (“Transaction Taxes”) as a result of (i) certain actions taken, or the failure to take actions, by TWC or (ii) the failure of certain representations to be made by TWC to be true. The Tax Matters Agreement further requires Time Warner to indemnify TWC for all other Transaction Taxes.
In addition, in connection with the Separation Agreement, Time Warner has entered into additional ancillary agreements, including a transition services agreement pursuant to which Time Warner and/or its affiliates will provide TWC with agreed-upon services for specified periods of time, license agreements pursuant to which Time Warner will provide TWC with rights to continue to use certain trademarks and an amendment to the registration rights agreement between Time Warner and TWC pursuant to which Time Warner will have the right to require TWC to file registration statements, to the extent necessary, in order to register any of the shares of TWC Common Stock received by Time Warner in the Transactions. In addition, Time Warner has also entered into amendments to existing agreements between Time Warner and/or its affiliates and TWC and/or its subsidiaries, including an amendment to the shareholder agreement between Time Warner and TWC, which provides that such agreement will terminate upon the consummation of the Transactions.
The foregoing descriptions of the Separation Agreement, the Tax Matters Agreement and the Transactions are qualified in their entirety by reference to the full text of the Separation Agreement and the Tax Matters Agreement, which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are hereby incorporated by reference. All stockholders of Time Warner are urged to read the Separation Agreement and the Tax Matters Agreement carefully and in their entirety. The Separation Agreement and the Tax Matters Agreement have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about Time Warner.
The Separation Agreement and the Tax Matters Agreement contain representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the contract between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specific date, may be subject to a contractual standard of materiality different from those generally applicable to communications to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, stockholders should not rely on the representations and warranties as statements of factual information.
Item 2.03     Creation of a Direct Financial Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the Transactions and concurrently with the execution of the Separation Agreement, TWC (as the borrower) and certain financial lending institutions have executed commitment papers with related term sheets for a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $9.0 billion (a portion of which may be extended at TWC’s option by an additional year) (the “Bridge Facility”). In addition, pursuant to the Separation Agreement, Time Warner (as the lender) has agreed to lend TWC (as the borrower) up to an aggregate principal amount of $3.5 billion in a senior unsecured supplemental two-year term loan facility (the “Supplemental Facility”). TWC may borrow under the Supplemental Facility at the final maturity of the Bridge Facility and will use the proceeds to repay amounts then outstanding under the Bridge Facility. The size of the Supplemental Facility will be reduced by (i) 50% of the amount in excess of $3.0 billion by which the commitments under the Bridge Facility are reduced by the net cash proceeds of issuances of debt or equity or certain assets sales by TWC between the signing of the Separation Agreement and TWC’s borrowing under the Bridge Facility and (ii) the amount by which borrowing availability (as defined in the Supplemental Facility) under TWC’s $6.0 billion revolving credit facility exceeds $2.0 billion on the borrowing date under the Supplemental Facility.

Caution Concerning Forward-Looking Statements
This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such forward-looking statements include, but are not limited to, statements about the benefits of the Transactions involving Time Warner and TWC and their subsidiaries, including the plans, objectives, expectations and intentions of Time Warner and TWC, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the management of Time Warner and TWC, and are subject to uncertainty and changes in circumstances.
Time Warner cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the Transactions, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the businesses of Time Warner and TWC. More detailed information about certain of these and other factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.” In particular, the following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure to obtain governmental approvals; the failure to receive required tax rulings or tax opinions; and the risk that the anticipated benefits from the Transactions may not be fully realized or may take longer to realize than expected. Time Warner is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events, or otherwise.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Separation Agreement, dated as of May 20, 2008, among Time Warner Inc. (“Time Warner”), Time Warner Cable Inc. (“TWC”), Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc., Warner Communications Inc., Historic TW Inc. and American Television and Communications Corporation.

99.2	Second Amended and Restated Tax Matters Agreement, dated as of May 20, 2008, between Time Warner and TWC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

	By:	/s/ John K. Martin, Jr.

Name: John K. Martin, Jr. Title: Executive Vice President and Chief Financial Officer

Date: May 27, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Separation Agreement, dated as of May 20, 2008, among Time Warner Inc. (“Time Warner”), Time Warner Cable Inc. (“TWC”), Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc., Warner Communications Inc., Historic TW Inc. and American Television and Communications Corporation.

99.2	Second Amended and Restated Tax Matters Agreement, dated as of May 20, 2008, between Time Warner and TWC.